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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 1, 2000
                       ------------------------------------
                        (Date of earliest event reported)



                                 Cephalon, Inc.
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             (Exact name of registrant as specified in its charter)



           Delaware                    0-19119              23-2484489
--------------------------------     ------------         -------------
  (State or other jurisdiction       (Commission          (IRS Employer
of incorporation or organization)    File Number)            ID No.)


           145 Brandywine Parkway
         West Chester, Pennsylvania         19380
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(Address of principal executive offices)  (Zip Code)


                                 (610) 344-0200
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              (Registrant's telephone number, including area code)


                                 Not Applicable
    ------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On November 1, 2000, Cephalon, Inc. (the "Registrant") publicly announced an agreement whereby Abbott Laboratories will transfer its U.S. products rights to Gabitril(R) (tiagabine hydrochloride), an anti-epileptic product, to Cephalon. The agreement gives Cephalon the exclusive rights to market, sell and further develop the drug in the United States. Cephalon has been co-promoting the product with Abbott since June of 1999.

     On November 2, 2000, the Registrant announced that it has agreed to pay in full $6.6 million to the noteholders of its outstanding revenue-sharing notes, which were initially issued in February 1999. This payment will retire all obligations associated with the notes, effective as of December 31, 2000, including Cephalon's obligation to pay royalties on the U.S. sales of PROVIGIL(R) (modafinil) Tablets [C-IV] through December 31, 2001.

     The Registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1 and 99.2, and made a part of this Item 5.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED: None

         (b)  PRO FORMA FINANCIAL INFORMATION: None

         (c)  EXHIBITS: Reference is made to the Exhibit Index annexed hereto and made a part hereof.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CEPHALON, INC.



Date: November 2, 2000                 By: /s/ Frank Baldino, Jr.
      ----------------                     --------------------------
                                           Frank Baldino, Jr.
                                           Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit                                                   Page
-------                                                   ----
99.1     Press Release dated November 1, 2000.
99.2     Press Release dated November 2, 2000.